SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): May 20, 2003


                         ACI Telecentrics, Incorporated
             (Exact name of Registrant as Specified in its Charter)


                                    Minnesota
                 (State or Other Jurisdiction of Incorporation)


              000-21557                                    41-1572571
        (Commission File Number)                         (IRS Employer
                                                       Identification No.)


                        3100 West Lake Street, Suite 300
                          Minneapolis, Minnesota 55416
              (Address of Principal Executive Offices and Zip Code)


                                 (612) 928-4700
              (Registrant's telephone number, including area code)
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Item 5. Other Events and Regulation FD Disclosure


Late filing of Registrant's Quarterly Report on Form 10-Q

     As previously reported, ACI Telecentrics, Incorporated (the "Company") announced on May 15th, a delay in the filing of its Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, and accordingly filed a Late Notification Filing on Form 12b-25. The Company will not file its Quarterly Report on Form 10-Q by May 20, 2003, within the 5 day period following the Report's prescribed due date. The Company will file its Quarterly Report on Form 10-Q as soon as possible after the Company files its Annual Report on Form 10-K for the year ended December 31, 2002.

As a result of the Company's delay in filing its Annual Report, it will not be eligible to use any registration statement under the Securities Act of 1933, which requires the Company to file timely reports. Shareholders who own restricted shares of the Company's common stock and affiliates of the Company will not be able to rely on Rule 144 of the Securities Act.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       ACI TELECENTRICS, INCORPORATED


                                       By  /s/ Rick Diamond
                                         ---------------------------------------
Date: May 20, 2003                         Rick Diamond
                                           Chief Executive Officer